UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 6, 2008

QWEST COMMUNICATIONS INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

001-15577	84-1339282
(Commission file number)	(I.R.S. Employer Identification No.)

1801 California Street, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 992-1400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

(Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 8.01.	Other Events.

Qwest Communications International Inc. (“Qwest” or the “Company” or “we” or “us” or “our”) is filing this Current Report on Form 8-K to present certain historical financial information taking into account a recent change to our segments. During the first quarter of 2008, our Chief Operating Decision Maker (“CODM”) began to manage our business using different information than he was using previously. We changed our segments accordingly. Our new segments are business markets, mass markets and wholesale markets. Our CODM regularly reviews information for each of our segments to evaluate performance and to allocate resources. The attached discussions of segment results reflect the way we now report our operating results to our CODM. To reflect the impact this change would have had if it had been implemented in prior periods and to aid the understanding of our future filings, we have included as Exhibit 99.1 our Management’s Discussion and Analysis of Financial Condition and Results of Operations for the three-year period ended December 31, 2007, using the segment presentation that we are using going forward.

We centrally manage certain revenue and expenses (such as: revenue from Universal Service Fund surcharges and the subleasing of space in our office buildings; and expenses for finance, computer systems development and support, real estate related to office buildings, legal and human resources, severance costs and pension and post-retirement benefits costs for all employees and retirees). Consequently, this revenue and these expenses are not assigned to any of our segments. We also evaluate depreciation, amortization, impairment charges, interest expense and interest income on a total company basis because we do not allocate assets or debt to specific segments. As a result, these items, along with other non-operating income or expense, are not assigned to any segment. Therefore, the segment results are not necessarily indicative of the results of operations these segments would have achieved had they operated as stand-alone entities during the periods presented. Also, because this revenue and some of these expenses were allocated to our previous segments, segment income presented in this Current Report on Form 8-K is not comparable to segment income presented in our 2007 Form 10-K. This change had no impact on total revenue, total operating expenses or net income for any period.

This Current Report on Form 8-K reports only the change described above and is filed for informational purposes only. We have not modified or updated any other disclosures presented in our 2007 Form 10-K, as updated by our Current Report on Form 8-K dated April 4, 2008. Accordingly, this Current Report on Form 8-K should be read in conjunction with our 2007 Form 10-K, as updated by our Current Report on Form 8-K dated April 4, 2008.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Management’s Discussion and Analysis of Financial Condition and Results of Operations for the three-year period ended December 31, 2007.

Forward Looking Statements Warning

This filing may contain projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by us with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: access line losses due to increased competition, including from technology substitution of our access lines with wireless and cable alternatives, among others; our substantial indebtedness, and our inability to complete any efforts to further de-lever our balance sheet; adverse results of increased review and scrutiny by media and others (including any internal analyses) of financial reporting issues and practices or otherwise; rapid and significant changes in technology and markets; any adverse developments in commercial disputes or legal proceedings; potential fluctuations in quarterly results; volatility of our stock price; intense competition in the markets in which we compete including the effects of consolidation in our industry; changes in demand for our products and services; acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; adverse changes in the regulatory or legislative environment affecting our business; changes in the outcome of future events from the assumed outcome included in our significant accounting policies; and our ability to utilize net operating losses in projected amounts.

The information contained in this filing is a statement of Qwest’s present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Qwest’s assumptions. Qwest may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Qwest’s assumptions or otherwise. The cautionary statements contained or referred to in this filing should be considered in connection with any subsequent written or oral forward-looking statements that Qwest or persons acting on its behalf may issue. This filing may include analysts’ estimates and other information prepared by third parties for which Qwest assumes no responsibility.

Qwest undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements and other statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

By including any information in this filing, Qwest does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Qwest has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QWEST COMMUNICATIONS INTERNATIONAL INC.

Date: May 6, 2008	By:	/s/ Stephen E. Brilz
Stephen E. Brilz
Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Management’s Discussion and Analysis of Financial Condition and Results of Operations for the three-year period ended December 31, 2007.

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